UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 14, 2004

Methode Electronics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-2816	36-2090085
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7401 W. Wilson, Chicago, Illinois		60706
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	708-867-6777

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

The Methode Electronics, Inc. 2004 Stock Plan (the "Plan") was approved by Methode’s stockholders at the Annual Meeting of Stockholders on September 14, 2004. The following is a description of the Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

General. Under the Plan, the Compensation Committee has the discretionary authority to grant incentive stock options ("ISOs"), nonqualified stock options ("NSOs"), stock appreciation rights ("SARs"), restricted stock and restricted stock units to present and future directors, officers and employees of Methode or any subsidiary or affiliate (such individuals are sometimes referred to as "participants").

Effective Date and Vote Required. The Plan was adopted by the board and was effective as of September 14, 2004, the date of its approval by the affirmative vote of a majority of the shares of common stock of Methode present, in person or by proxy, and entitled to be voted on the proposal at the annual meeting.

Administration. The Plan is administered by the Compensation Committee, which is appointed by the board of directors. All determinations of the Compensation Committee are made by a majority vote of its members and are final and binding on all participants. The Compensation Committee has discretionary authority to:

• construe and interpret the Plan;

• establish, amend and rescind appropriate rules and regulations relating to the Plan;

• select the individuals who will receive awards under the Plan and determine the size and terms of such awards, retaining the right to amend or modify the awards as permitted under the Plan;

• contest rulings or decisions on matters relating to the Plan or to any awards;

• make other decisions necessary or advisable for the administration of the Plan; and

• determine the form in which tax withholding under the Plan will be made.

Shares Available for Grants; Adjustments to Reflect Changes in Capital Structure. The Plan reserves 1,000,000 shares of common stock for which ISOs, NSOs, SARs, restricted stock awards and restricted stock units may be issued under the Plan. Such shares may be either authorized but unissued shares or treasury shares, in the board’s discretion. If any award terminates or expires, or is cancelled or forfeited as to any number of shares of common stock, new awards may thereafter be awarded with respect to such shares. The total number of shares of common stock with respect to which awards may be granted to any individual in any calendar year shall not exceed 150,000 shares (subject to adjustment as provided below).

The Compensation Committee may make any appropriate adjustments in the number and kind of shares of common stock with respect to which awards may be granted under the Plan and, with respect to outstanding awards, in the number and kind of shares covered thereby and in the applicable option price, in the event of a change in the corporate structure or shares of Methode. In the event of an extraordinary corporate transaction such as a merger, the Compensation Committee may provide for a cash payment or substitute award to be delivered to participants in exchange for their outstanding awards.

Incentive Stock Options. The Plan provides that the Compensation Committee has the authority to grant ISOs to any employee of Methode or a subsidiary, subject to the terms and conditions of the Plan and such other consistent terms and conditions as the Compensation Committee may deem appropriate. The ISO exercise price is determined by the Compensation Committee but may not be less than the fair market value, which is defined as the closing price of the common stock on the date of grant. The exercise price may not be less than 110% of such fair market value if the participant is the holder of more than 10% of the outstanding voting stock of Methode.

Unless the Compensation Committee otherwise determines, the option period for each vested ISO will expire upon the earliest of: (i) ten years after the date of grant (five years in the case of a holder of more than 10% of Methode’s outstanding voting stock), (ii) immediately upon termination of employment for cause, (iii) three months after termination of employment for any reason other than cause, death or total and permanent disability, (iv) 12 months after death or termination of employment on account of total and permanent disability, or (v) such other date as specified by the Compensation Committee at the time of the grant.

Nonqualified Stock Options. The Plan provides that the Compensation Committee has the authority to grant NSOs to any present or future director, officer or employee of Methode or any subsidiary or affiliate, subject to the terms and conditions of the Plan and such other consistent terms and conditions as the Compensation Committee may deem appropriate. Unless otherwise determined by the Compensation Committee, the NSO exercise price shall be equal to the fair market value, which is defined as the closing price of the common stock on the date of grant.

Unless the Compensation Committee otherwise determines, the option period for vested NSOs will expire upon the earliest of: (i) ten years after the date of grant, (ii) in the case of an employee, three months after termination of employment for any reason other than cause, death, or total and permanent disability, (iii) in the case of a non-employee director, three months after termination of service on the board for any reason other than cause, death, or total and permanent disability, (iv) immediately upon termination of employment or service on the board for cause, (v) 12 months after death or total and permanent disability, or (vi) such other date as specified by the Compensation Committee at the time of the grant.

Stock Appreciation Rights. The Compensation Committee may grant a SAR to any present or future director, officer or employee of Methode or any subsidiary or affiliate. SARs may relate to and be associated with all or any part of a specific ISO or NSO. A SAR shall entitle the participant to surrender any then exercisable portion of the SAR and, if applicable, the related ISO or NSO. In exchange, the participant receives from Methode that number of shares of common stock having an aggregate fair market value on the date of surrender equal to the product of (i) the excess of the fair market value of a share of common stock on the date of surrender over the fair market value of the common stock on the date the SARs were issued, or, if the SARs are related to an ISO or a NSO, the per share exercise price under such option on the grant date, and (ii) the number of shares of common stock subject to such SAR, and, if applicable, the related option or portion thereof which is surrendered. SARs are exercisable during a period established by the Compensation Committee and, if related to an ISO or NSO, shall terminate on the same date as the related option. Upon exercise, participants are paid in shares of common stock or cash, as determined by the Compensation Committee.

Restricted Stock Awards and Restricted Stock Units. The Compensation Committee may grant an award of restricted stock or restricted stock units to any present or future director, officer or employee of Methode or any subsidiary or affiliate subject to the terms and conditions of the Plan and such other consistent terms and conditions as the Compensation Committee may deem appropriate.
In the case of an award of restricted stock, upon completion of a vesting period and the fulfillment of any required conditions, restrictions upon the restricted stock expire and new certificates representing unrestricted shares of common stock are issued to the participant. Generally, the participant has all of the rights of a stockholder of Methode with respect to his or her shares of restricted stock including, but not limited to, the right to vote such shares and the right to receive dividends payable with respect to the shares of restricted stock.

In the case of an award of restricted stock units, no shares of common stock or other property are issued at the time the award is granted. Upon the lapse or waiver of restrictions and the restricted period relating to the restricted stock units (or at such other later time as may be determined by the Compensation Committee), shares of common stock are issued to the holder of the restricted stock units and evidenced in such matter as the Compensation Committee deems appropriate.

Manner of Exercise. The Compensation Committee may permit the exercise price for options granted under the Plan to be paid in cash or shares of common stock, including shares of common stock which the participant received upon the exercise of one or more options. The Compensation Committee may also permit the option exercise price to be paid by the participant’s delivery of an election directing Methode to withhold shares of common stock from the common stock otherwise due upon exercise of the option or any other method permitted by law.

Vesting. A participant may not exercise an option until it has vested. Unless the Compensation Committee establishes a different vesting schedule at the time of grant, awards generally vest 50% after one year and 100% after two years.

In addition, the Compensation Committee may require the satisfaction of certain financial requirements in order for awards to vest.

Generally, awards become fully vested if a participant’s employment with Methode or service on the board is terminated due to retirement on or after age 65, retirement on or after age 55 with the consent of Methode, retirement at any age on account of total and permanent disability, or death. If a participant’s employment with or service to Methode is terminated for any other reason, any awards that are not yet vested are generally forfeited.

Change in Control. The Plan provides that if within 12 months following a change of control, as defined in the Plan, a participant is terminated without cause or resigns for reasons relating to relocation or decreased responsibilities or compensation, all the participant’s awards under the Plan would become fully vested, and in the case of an ISO, NSO or SAR, would be fully exercisable for 90 days following termination. In the event of an extraordinary corporate transaction such as a merger, the Compensation Committee may provide for a cash payment or substitute award to be delivered to participants in exchange for their outstanding awards.

Nontransferability. ISOs are not transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. All other awards are transferable by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order, or in the Compensation Committee’s discretion after vesting.

Withholding Tax. The Compensation Committee has discretion to require a participant to pay taxes arising in connection with any awards by having Methode withhold shares of common stock, by requesting the participant to tender back shares of common stock received in connection with the award or by delivering other previously acquired shares of common stock having a fair market value approximately equal to the amount to be withheld.

Amendment; Termination. The board of directors may amend the Plan at any time, but may not impair the rights of participants with respect to any outstanding awards without the consent of participants. Amendments to increase the limitations on the number of shares subject to the Plan or amendments related to repricing may not be made without stockholder approval.

The Plan will terminate ten years after its adoption by the board of directors; provided, however, that the board of directors may terminate the Plan at any time. Termination of the Plan will not affect the rights of participants with respect to any awards granted before the termination date.

New Plan Benefits. Because benefits under the Plan will depend on the Compensation Committee’s actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the Plan is approved by the stockholders.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Methode Electronics, Inc. 2004 Stock Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Methode Electronics, Inc.

December 7, 2004	By:	Douglas A. Koman

Name: Douglas A. Koman
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Methode Electronics, Inc. 2004 Stock Plan